Exhibit 5.1

June 20, 2025

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

Ladies and Gentlemen:

We have acted as counsel for XWELL, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of an amendment to its registration statement on Form S-3 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of an aggregate of 30,440,060 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) issuable (i) upon the conversion of shares of the Company’s newly designated Series G convertible preferred stock (the “Preferred Shares”), (ii) as shares of Common Stock issuable as dividends to the holders of the Preferred Shares, if any (the “Dividend Shares”) and (iii) upon exercise of certain warrants (the “Warrants”), herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws of the Company, as of the date hereof (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) Certificate of Designations of Series G Convertible Preferred Stock of XWELL, Inc. (the “Certificate of Designations”), (iv) the Warrants; (v) a specimen of the Company’s Common Stock certificate; (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Common Stock issuable upon conversion of the Preferred Shares, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable, (ii) the Dividend Shares, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable, and (iii) the Common Stock underlying the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP